UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Four Energies, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Wyoming	1311	47-4245876
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

401 Congress Ave., Suite 1540 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

FreeWyomingAgent.com, Inc. 3904 Central Avenue, Suite A-542 Cheyenne, WY 82001
(Name, address and telephone number of agent for service)
with copies to:
Adam S. Tracy, Esq. Securities Compliance Group, Ltd. 520 W. Roosevelt Road, Suite 201 Wheaton, Il 60187 (888) 978-9901 at@ibankattorneys.com

SEC File No. ______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	11,487,000	$0.50	$5,743,500	$667.40

(1)	Calculated under Rule 457 of the Securities Act of 1933 as .0001162 of the aggregate offering price.
(2)	Until such time as our common shares are quoted on the OTC Bulletin Board, our shareholders will sell their shares at the price of $.50 per share.
(3)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS – SUBJECT TO COMPLETION DATED OCTOBER 1, 2015

The Four Energies, Inc.

Up to 11,487,000 Common Shares at $0.50 per Share

This is the initial public offering of the common stock of The Four Energies, Inc. (the “Company”). In this offering the Company is offering up to 10,000,000 shares of our common stock and our selling shareholders are offering up to 1,487,000 shares of our common stock currently held by them.  We will not receive any of the proceeds from the sale of shares by the selling shareholders.  Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer Huntley Andrews, and Chief Financial Officer Leon Caldwell. There is uncertainty that we will be able to sell any of the 10,000,000 shares being offered herein by the Company. Mr. Andrews will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.50 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from June 10, 2015 (Inception) to July 31, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” beginning on page 8 herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

-         The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is October 1, 2015

TABLE OF CONTENTS

Summary Information	6
The Offering	8
Risk Factors	13
Use of Proceeds	29
Determination of Offering Price	30
Dilution	30
Description of Securities	35
Business Operations	38
Interests of Named Experts	38
Directors, Officers & Control Persons	44
Security Ownership of Certain Beneficial Owners and Management	46
Certain Relationship and Related Transactions	47
Financial Statements	48
Management's Discussion and Analysis of Financial Condition and Results of Operation	59
Other Expenses of Issuance and Distribution	64
Indemnification of Officers and Directors	64
Recent Sales of Unregistered Securities	64
Exhibit Index	65
Undertakings	65
Signatures	67

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to The Four Energies, Inc., unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	We were incorporated under the laws of the State of Wyoming on June 10, 2015. Our principal office is located at 401 Congress Ave. #1540 Austin, Texas 78701.
Capitalization:

Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.001. As of the date of this Prospectus there are 8,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:

Our President and Chief Executive Officer is Huntley Andrews. Leon Caldwell is our Chief Financial Officer and Secretary. Both Huntley Andrews and Leon Caldwell are Directors, with Mr. Andrews serving as Chairman of the Board of Directors. Both Huntley Andrews and Leon Caldwell are engaged in other business activities and thus expect to each devote approximately 80 hours per month to the affairs of the Company.

Controlling Shareholders:

We have 43 shareholders at present. Our President and Chief Executive Officer Mr. Andrews is the beneficial owner of 5,688,000 shares. Our Chief Financial Officer and Secretary, Mr. Caldwell is the beneficial owner of 825,000 shares. The shares collectively owned by Mr. Andrews and Mr. Caldwell were issued in exchange for their assignment of the four (4) leasehold oil interests located in Wichita Falls, Texas to the Company’s wholly-owned subsidiary Xon Energy Resources, Inc. Included in the shares beneficially owned by Mr. Andrews are shares owned by Wellington Capital Management, Inc., an entity controlled by Mr. Andrews that owns 588,000 shares of our common stock. Likewise, included in the shares beneficially owned by Mr. Caldwell are shares owned by Tyler Caldwell and Chase Caldwell, each the son of Mr. Caldwell that own 50,0000 shares each. In total, our affiliates own 6,513,000 shares out of the total 8,000,000 common shares outstanding, or 81.41%.

Going Concern:

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of $8,224 at July 31, 2015 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company nor does the registrant or its shareholders plan to enter into a change of control or similar transaction.

Our Business
Plan of Operations:

The Company will be actively engaged in capturing and increasing the value of oil and gas reserves that were previously discovered in key regions throughout North America, but not fully produced. Initially, our efforts will be concentrated on the four leaseholder properties we own through our wholly-owned subsidiary, which are located in the Wichita Falls, Texas area. This will be facilitated by partnering with experienced operators, implementing powerful geological search and analysis methods, and deploying the newest techniques of Enhanced Secondary Recovery technologies and methods available to date. Additionally, the Company will seek strategic acquisitions of additional actively producing Oil and Gas projects throughout the U.S. and Canada.

Historical Operations:	Since inception, the Company has generated no revenues. To date, we have generated an accumulated deficit of $8,224.
Current Operations:	The Company's wholly owned subsidiary, Xon Energy Resources, Inc., a Texas corporation currently holds the leasehold interests consisting of approximately 213 acres in Wichita Falls, Texas (commonly referred to a Fowlkes Station) that contains 35 existing oil wells that the Company is currently focusing on beginning Enhanced

Oil Recovery ("EOR") techniques or commonly known as secondary recovery. In addition to commencement of rework on the existing wells at Wichita Falls, the Company will seek to identify, evaluate, and if feasible, make acquisitions of additional oil and gas fields with a criteria of having current production with the potential of an upside increase in production utilizing Enhanced Oil Recovery techniques.

Shell Company Status:

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

The Offering
Class of Securities Offered:	Common stock, par value $0.001 per share
No. of Shares being Sold in the Offering:	Eleven Million Four Hundred Eighty Seven Thousand (11,487,000).
Offering Price:	The Company intends to offer its common stock at $0.50 per share.
No. of Shares Outstanding:	As of the date of this Prospectus, there are Eight million (8,000,000) shares of the Company’s common stock issued and outstanding.
Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the total number of shares being sold, one year from the effective date of this Prospectus, or the decision by Company management to deem the offering closed prior to such date.

Offering Costs:

We estimate our total offering registration costs to be $667.40. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advanced funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advanced or loan funds to the Company.

Securities being offered by the Company:

10,000,000 shares of common stock, at a fixed price of $0.50 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders:

1,487,000 shares of common stock, at a fixed price of $0.50 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason, terminate the offering.

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Mr. Andrews, our President and Chief Executive Officer, beneficially owns 71.10% and Mr. Caldwell, our Chief Financial Officer and Secretary beneficially owns 10.31% percentage of the issued and outstanding common stock of the company, (collectively 81.41%),, and both will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:

The liquidity of our common stock is restricted as the registrant’s common stock falls within a statutory definition of a “penny stock.” These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock readily or at all.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares as well as broker dealers who will charge a commission for those shares they sell. No broker dealer has been engaged as of the date of this Offering. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:	We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to initially commence with the rework of those wells held by our subsidiary Xon Energy Resources, Inc. Should sufficient monies be raised through this offering to cover the cost of the initial rework (estimated at approximately $750,000) any remaining funds will be used to purchase additional producing oil and gas leases in accordance with our business plan. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

Since the Company's inception on June 10, 2015 there have been no revenues or expenses incurred. The balance sheet as of July 31, 2015 reflects the cost of the organization of the Company and its wholly owned subsidiary.

ASSETS	July 31, 2015
$
Current Assets:
Cash	200

Total Current Assets	200

Plant, Property & Equipment
Probable Oil Property	8,000

TOTAL ASSETS	8,200

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts Payable	5,000
Loan from Officer and Shareholder	3,424

Total Current Liabilities	8,424
Total Liabilities	8,424

Stockholders’ Equity
Common Stock, Par Value $0.001, 100,000,000 Authorized, 8,000,000 Issued & Outstanding	8,000
Paid In Capital	-
Prior Accumulated Retained Earnings	-
Current net profit (loss)	(8,224)
Less: Dividends	-

Total Shareholders’ Equity	(224)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	8,200

Summary Historical Reserve and Operating Data

The Company has a third-party geologist report on the Fowlkes Station Leasehold. The historical reserve and operating data are based on a SEC 51-101 (Canadian securities exchange filing) effective November 15, 2014. The following table presents summary data with respect to our estimated net probable oil and natural gas reserves on 213 acres of the Fowlkes Station Leasehold we own and the standardized measure amounts associated with those estimated probable reserves as of November 15, 2014. The report was prepared by B.L. Whelan, P. Geo, a professional geoscientist of Ontario, Canada, which is made an exhibit to this registration statement.

For a discussion of risks associated with reserve estimates, please read “Risk Factors — Risks Related to Our Business — Our estimated probable reserves and future production rates are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our estimated reserves.” in evaluating the material presented below.

Summary

Total Acreage 213 acre lease

Total existing wells 43 existing wells

Previously produced 1,014,414 barrels of oil

Reserves

Recoverable in Place            631,000 Bbl' s

Reserve Behind Pipe          1,895,000 Bbl' s

TOTAL RESERVE              2,526,000 Bbl' s

Published NYMEX Oil & Natural Gas Price list

(Last Accessed September 15, 2015)

Index	Units	Price
CL1:COM WTI Crude Oil (Nymex)	USD/bbl.	47.77
CO1:COM Brent Crude (ICE)	USD/bbl.	53.10

Recoverable in place valued @ $47.77/BBL       $30,142,870

Total Reserve Value @ $47.77/BBL                      $90,524,150

Definition of Proved and Probable Reserves

Probable Reserves - After an oil exploration firm conducts a seismic survey of a piece of land, it obtains the proven and probable reserves in that area. Probable reserves are those which have a 50% chance of being present. For example if an oil company believes that there is descent chance of a successful drilling operation, they would classify those reserves as "probable."

 RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of July 31, 2015, we have generated no revenue and have incurred a loss of $8,224. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

We may be unable to continue paying the costs of being a reporting public company.

The costs of being a public reporting company under the Securities Exchange Act of 1934 may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $25,000 per year.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions our President and Chief Executive Officer Huntley Andrews or our Chief Financial Officer and Secretary Leon Caldwell. If we lose either of their services or if either fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer Huntley Andrews or our Chief Financial Officer and Secretary Leon Caldwell are jointly responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

The Company does not have any independent directors.

All of the directors of the Company are executive officers and/or employees of the Company. As such, the Company does not have any independent oversight or administration of its management and operations. The Company’s decision-making may suffer from the lack of an independent set of directors, since only officers and employees of the Company will make all important decisions regarding the Company.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Wyoming General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

Risk Related to Our Business

We have assets in the form of Leaseholds on 213 acres held by our wholly owned subsidiary Xon Energy Resources, Inc., that are not yet producing revenues nor do we have any revenues from any other sources and future revenues are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from funds provided by its CEO as the Company and has not generated sufficient cash from operations to be profitable. However, our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $25,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board.  Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	Begin a rework program on our existing oil and gas leases to commence oil production;
-	Identify new oil fields that are currently producing revenues from oil extraction;
-	Determine the availability of using Enhanced Oil Recovery techniques to increase production on identified oil fields for acquisition;
-	compete with larger, more established competitors in the oil and gas extraction and services industry; and
-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive oil and gas industry. The historical information in this report may not be indicative of our future financial condition and future performance.

Our absence of existing production for current leaseholds creates significant risks to our ability to generate revenue and operate successfully.

Although our existing Fowlkes Station leasehold has 43 existing wells (35 are considered re-workable wells) and probable oil reserves, based on a National Institute (NI) 51-101 third-party Geologist report - with a total of 2.5 million barrels remaining oil in place with 631,000 barrels considered recoverable oil - the Company has not yet implemented any methods to recover any oil. We have not yet generated revenue from wells on our existing four leaseholds. We expect to generate all of our future revenues from the production, marketing, and sale of oil to local brokers as well as the purchase of producing oil and gas leases from other companies or operators.

If we fail to effectively manage our growth, our business, brand and reputation, results of operations and financial condition may be adversely affected.

We may experience a rapid growth in operations, which may place significant demands on our management team and our operational and financial infrastructure. As we continue to grow, we must effectively identify, integrate, develop and motivate new employees, and maintain the beneficial aspects of our corporate culture. To attract top talent, we believe we will have to offer attractive compensation packages. The risks of over-hiring or over compensating and the challenges of integrating a rapidly growing employee base may impact profitability. Additionally, if we do not effectively manage our growth, the quality of our services could suffer, which could adversely affect our business, brand and reputation, results of operations and financial condition. If operational, technology and infrastructure improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. To effectively manage our growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. This will require that we refine our information technology systems to maintain effective online services and enhance information and communication systems to ensure that our employees effectively communicate with each other and our growing base of customers. These system enhancements and improvements will require significant incremental and ongoing capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements and maintenance programs effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired and we may incur additional expenses.

We have no existing operating history in implementing our business model

We have no existing operating history in implementing our secondary recovery business model, which will make it difficult or impossible for the Company to predict future results of operations. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of a new business enterprise, particularly companies in highly competitive markets such as oil and gas recovery and production.

Our status as a developmental-stage oil and gas recovery operation creates significant risk to our ability to generate sufficient revenue and operate successfully in the competitive oil exploration and production sector.

Since the Company is among many that have entered the oil and gas exploration market, it faces competition. Larger and more established operations that can utilize economies of scale in and around our key investment areas and leaseholds poses a significant threat to the marketability of our production efforts. To address these risks, we must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to upgrade our technologies. We cannot provide any assurances that we will be successful in addressing such risks. The Company's failure to do so could have a material adverse effect on its business, prospects, financial condition and results of operations and result in investors losing their entire investment.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

Although our personnel has over twenty years of experience in the oil and gas industry, the Company has less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

Recovery from once-producing wells is not a certainty and may present complications to our results of operations and our financial condition may be adversely affected.

Although new technologies have proven to generate and increase productivity from formerly-producing wells and successfully re-worked wells, its efficacy hinges on the successful re-working of a well, which carries its own set of risks and uncertainty. Although secondary recovery methods have improved since the time of the originally worked Fowlkes Station wells, our Company must navigate the nuances of recovering each well and sustaining its ability to produce. Previously-drilled wells sometimes undergo shut-in procedures to maintain safety and efficacy of the overall production and project associated with a reserve sometimes due to an unwanted flow of fluids from a formation into the wellbore. This can happen during drilling, completions or interventions. These shut-in wells or pipes may not be re-worked or if re-worked may not sustain properly; leading to loss of use, time, labor, and costs.

Other owners of mineral rights may object to our water-floods.

It is difficult to predict the movement of the injection fluids that we use in connection with water-flooding. It is possible that certain of these fluids may migrate out of our areas of operations and into neighboring properties, including properties whose mineral rights owners have not consented to participate in our operations. This may result in litigation in which the owners of these neighboring properties may allege, among other things, a trespass and may seek monetary damages and possibly injunctive relief, which could delay or even permanently halt our development of certain of our oil properties.

Our estimated probable reserves and future production rates are based on many assumptions that may prove to be inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our estimated reserves.

It is not possible to measure underground accumulations of oil in an exact way. Oil reserve engineering is complex, requiring subjective estimates of underground accumulations of oil and assumptions concerning future oil prices, future production levels and operating and development costs.

As a result, estimated quantities of probable reserves, projections of future production rates and the timing of development expenditures may prove inaccurate. For example, if the prices used in our calculations had been $10.00 less per barrel for oil, the standardized measure of our estimated recoverable probable reserves as of that date on a pro forma basis would have decreased by $6.32 million, from $30,143,000 to $23,823,000 and lowered the total oil in place by $25,260,000 from $90,524,000 to $65,264,000.

Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves which could affect our business, results of operations and financial condition and our ability to make distributions to our stockholders.

If commodity prices decline and remain depressed for a prolonged period, production from a significant portion of our oil properties may become uneconomic and cause write downs of the value of such oil properties, which may adversely affect our financial condition and our ability to make distributions to our stockholders.

Significantly lower oil prices may render many of our development projects uneconomic and result in a downward adjustment of our reserve estimates, which would negatively impact our borrowing base and ability to borrow to fund our operations or make distributions to our stockholders. As a result, we may reduce the amount of distributions paid to our shareholders or cease paying dividends. In addition, a significant or sustained decline in oil prices could hinder our ability to effectively execute our hedging strategy. For example, during a period of declining commodity prices, we may enter into commodity derivative contracts at relatively unattractive prices in order to mitigate a potential decrease in our borrowing base upon a redetermination.

Further, deteriorating commodity prices may cause us to recognize impairments in the value of our oil properties. In addition, if our estimates of drilling costs increase, production data factors change or drilling results deteriorate, accounting rules may require us to write down, as a non-cash charge to earnings, the carrying value of our oil properties as impairments. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period taken.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the lease acquisitions, human capital, and business development aspects of our business; any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our CFO, Leon Caldwell, was a CPA in the state of California and has been the controller and CFO of public reporting companies since 2000 through 2009. He is familiar with the majority of the requirements of operating as a small public company, however, as a non practicing CPA he will require us to obtain outside assistance from legal and accounting professionals for filing quarterly, annual and other SEC required filings. Others such as, investor relations, or other professionals that the Company may engage could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements tied to going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $25,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Climate change legislation, regulatory initiatives and litigation could result in increased operating costs and reduced demand for the oil and natural gas that we produce.

In December 2009, the Environmental Protection Agency, or the EPA, published its findings that emissions of carbon dioxide, methane and other greenhouse gases, or GHGs, present a danger to public health and the environment. Based on these findings, the EPA began adopting and implementing regulations that restrict emissions of GHGs under existing provisions of the federal Clean Air Act, including one that requires a reduction in emissions of GHGs from motor vehicles and another which requires certain construction and operating permit reviews for GHG emissions from certain large stationary sources. On May 12, 2010, the EPA also issued a new “tailoring” rule, which makes certain large stationary sources and modification projects subject to permitting requirements for GHG emissions under the Clean Air Act. On September 22, 2009, the EPA issued a final rule requiring the reporting of GHG emissions from specified large GHG emission sources in the U.S. beginning in 2011 for emissions occurring in 2010. In addition, on November 30, 2010, the EPA published a final rule that expands its existing GHG emissions reporting rule to include certain owners and operators of onshore oil and natural gas production to monitor GHG emissions beginning in 2011 and to report those emissions beginning in 2012. Once we commence well re work and oil recovery we will commence monitoring GHG emissions from our operations in accordance with the GHG emissions reporting rule. As a non operating oil field, we currently have no GHG monitoring activities that would indicate the threshold level of GHG emissions would trigger a reporting obligation. Once in operation to the extent we exceed the applicable regulatory threshold level in the future, we will report the emissions beginning in the applicable period.

Also, Congress has from time to time considered legislation to reduce emissions of GHGs, and almost one-half of the states, either individually or through multi-state regional initiatives, already have begun implementing legal measures to reduce emissions of GHGs. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur significant costs to reduce emissions of GHGs associated with operations or could adversely affect demand for our production.

Our operations are subject to environmental and operational safety laws and regulations that may expose us to significant costs and liabilities.

We may incur significant costs and liabilities as a result of environmental and safety requirements applicable to our oil development and production activities. These costs and liabilities could arise under a wide range of federal, state, tribal and local environmental and safety laws and regulations, including regulations and enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs and liens, and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, we may experience delays in obtaining or be unable to obtain required permits, which may delay or interrupt our operations and limit our growth and revenue. Claims for damages to persons or property from private parties and governmental authorities may result from environmental and other impacts of our operations.

Strict, joint and several liability may be imposed under certain environmental laws, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to make cash distributions to our stockholders could be adversely affected.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business, however, once we have commenced funding our Offering, we will seek a general liability policy with a minimum of $1,000,000 coverage. To the extent that we suffer a loss of a type prior to obtaining coverage which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits, or prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits, and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

Natural gas and oil prices are volatile and a decline in natural gas and oil prices could materially and adversely affect our financial results and impede our growth.

Our revenue, profitability and cash flow depend upon the prices and demand for natural gas and oil. Moreover, changes in natural gas and oil prices have a significant impact on the value of our reserves. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices for natural gas and oil may fluctuate widely in response to a variety of additional factors that are beyond our control, such as:

•	changes in global supply and demand for natural gas and oil;
•	commodity processing, gathering and transportation availability;
•	domestic and global political and economic conditions;
•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;
•	weather conditions, including hurricanes;
•	technological advances affecting energy consumption;
•	domestic and foreign governmental regulations; and
•	the price and availability of alternative fuels.

Lower natural gas and oil prices may not only decrease our revenue on a per share basis, but also may reduce the amount of natural gas and oil that we can produce economically. This reduction may result in our having to make substantial downward adjustments to our estimated proved reserves.

Our estimated reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions could materially affect the quantities and present value of our reserves.

The process of estimating natural gas and oil reserves is complex and inherently imprecise. It requires interpretations of available geological, geophysical and other technical data, assumptions about matters such as natural gas and oil prices, drilling and operating expenses, capital expenditures and taxes and projections regarding production rates and development expenditures. Any significant inaccuracies in these interpretations, assumptions or projections could materially affect the estimated quantities and present value of our reserves as shown in this prospectus. In addition, actual future production, natural gas and oil prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and oil reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves as shown in this prospectus.

The unavailability or high cost of drilling rigs, equipment, supplies or personnel could adversely affect our ability to execute our exploration and development plans.

The natural gas and oil industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs of rigs, equipment and supplies may be substantially increased and their availability may be limited. In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases. If drilling rigs, equipment, supplies or qualified personnel are unavailable to us due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our financial condition and results of operations could be materially and adversely affected.

Competition in the natural gas and oil industry is intense, which may adversely affect our ability to succeed.

The natural gas and oil industry is intensely competitive, and we compete with companies that have greater resources than we do. Many of these companies not only explore for and produce natural gas and oil, but also have refining, processing and gathering operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive natural gas and oil properties and exploratory prospects or identify, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low natural gas and oil market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can. Our ability to acquire additional properties and discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Some of our competitors have been operating in the Bakken region much longer than we have and have demonstrated the ability to operate through industry cycles. Any of these competitive disadvantages could adversely affect our business, financial condition and results of operations.

Expanding our Company through acquisitions may not be profitable.

We may choose to acquire smaller oil companies producing oil and gas leases or local operators. Growth through such acquisitions involve inherent risks, including:

-	our inability to estimate precise costs of expansion and acquisitions;
-	choosing acquisition targets that ultimately prove unprofitable;
-	potential inability to service and maintain expanded operations.

In addition, expanding into new geographic areas is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are subject to complex federal, state, local and other laws and regulations that could materially and adversely affect our business, financial condition and results of operations.

Our business is subject to various, and sometimes complex, laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we may be required to obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. These costs could have a material and adverse effect on our business, financial condition and results of operations. Moreover, our failure to comply with these laws and regulations, as interpreted and enforced, could have a material adverse effect on our business, financial condition, and results of operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Although we do assets by way of oil and gas leaseholds held by our wholly owned subsidiary, Xon Energy Resources, Inc., we will not be able to generate revenues from this asset without proceeds of this offering to fund our initial rework of those wells on our leasehold property. Even with funding we cannot be assured that our efforts from the rework of the wells will be successful in generating a profit that will sustain our operations. If rework is successful our Company we will expand our business through acquisitions of other producing oil and gas leases. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funds provided by its CEO as the Company has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTC Electronic Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTC Electronic Bulletin Board; nor can there be any assurance that such an application for quotation will be approved.

Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTC Electronic Bulletin Board and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTC Electronic Bulletin Board, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.

We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are one million four hundred thirty seven thousand (1,437,000) shares of our common stock held by non-affiliates and six million five hundred sixty three thousand (6,563,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

10,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director beneficially owns 71.10 % of our outstanding voting securities. As a result, currently, and after the offering, he will possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executives maintain significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Chief Financial Officer together beneficially own 81.41% of our outstanding voting securities. As a result, there may not be funds available for net income because they maintain significant control and can determine their own salary and perquisites.

Because our Chief Executive Officer and Chief Financial Officer hold a majority of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Chief Financial Officer, Huntley Andrews and Leon Caldwell, respectively, beneficially together own 81.41% of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price, if any.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 8,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 92,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Wyoming state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an
-	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,
-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

The offering price of the common shares being registered in this offering has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our common stock.  The offering price for the common shares being registered in this registration statement has been arbitrarily determined by us based on management’s perceived value of the leasehold interests of our wholly owned subsidiary, Xon Energy Resources, Inc. and not the financial statements that reflect the assets, operations, book or other readily determinable established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price,if any, of our common stock and the shares we are offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.50 (fifty cents). The total offering amount is $5,743,500. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we intend to use proceeds of the offering to acquire new oil producing leases once we have allocated sufficient funds to rework those wells held under our leasehold interests owned by our wholly owned subsidiary. New acquisitions will focus on current production, estimated reserves and the ability to utilize Enhanced Oil Recovery techniques to increase production when feasible.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	2,500,000	5,000,000	7,500,000	10,000,000
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total Before Expenses	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
SEC Filing Fee	$667	$667	$667	$667
Total Offering Expenses	$25,417	$25,917	$26,667	$27,667

Net Offering Proceeds	$1,224,583	$2,474,083	$3,723,333	$4,972,333

Expenditures
Legal & Accounting	$35,000	$40,000	$45,000	$45,000
Office Lease & Equipment	$35,000	$35,000	$35,000	$35,000
Administrative Expenses	$179,088	$290,588	$439,888	$451,838
Well Rework	$750,000	$750,000	$750,000	$750,000
New Fields Acquisition	$225,495	$1,358,495	$2,453,445	$3,690,495
Total Expenditures	$1,224,583	$2,474,083	$3,723,333	$4,972,333

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;
-	for office lease expenses and office equipment;
-	for rework of the viable 35 wells at Fowlkes Station, Texas
-	for sales and marketing; and
-	for salaries for our Chief Executive Officer and the hiring of additional full-time employees.

Our current corporate offices are located at 401 Congress Ave, #1540, Austin, TX 78701. This is currently a corporate virtual office. Accordingly we do intent to expand our corporate offices shortly after this offering.

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	Our status as a developmental stage, “startup” company;
-	Prevailing market conditions, including the history and prospects for the industry in which we compete;
-	Our forecasted future prospects; and
-	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of July 31, 2015, our net tangible book value was $(224), or $0.00 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 8,000,000 the number of shares of common stock outstanding at July 31, 2015.

The following table sets forth as of July 31, 2015 the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $.50 per share of common stock.

	25% of	50% of	75% of	100% of
	Offering Sold	Offering Sold	Offering Sold	Offering Sold
Offering Price Per share	$0.50	$0.50	$0.50	$0.50
Post Offering Net Tangible Book Value	$1,249,776	$2,499,776	$3,749,776	$4,999,776
Post Offering Net Tangible Book Value Per Share	$0.12	$0.19	$0.24	$0.28
Pre-Offering Net Tangible Book Value Per Share	$0.00	$0.00	$0.00	$0.00
Increase (Decrease) Net Tangible Book Value Per	$0.12	$0.19	$0.24	$0.28
Share After Offering for Original Shareholder
Dilution Per Share for New Shareholders	$0.38	$0.31	$0.26	$0.22
Percentage Dilution Per Share for New Shareholders	76.19%	61.54%	51.62%	44.45%

Capital Contribution by Purchasers of Shares	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Capital Contribution by Existing Shares	$8,000	$8,000	$8,000	$8,000
% Contribution by Purchasers of Shares	99.36%	99.68%	99.79%	99.84%
% Contribution by Existing Shareholder	0.64%	0.32%	0.21%	0.16%
# of Shares After Offering Held by Public Investors	2,500,000	5,000,000	7,500,000	10,000,000
# of Shares After Offering Held by Existing Investors	8,000,000	8,000,000	8,000,000	8,000,000
Total Shares Issued and Outstanding	10,500,000	13,000,000	15,500,000	18,000,000
% of Shares - Purchasers After Offering	23.81%	38.46%	48.39%	55.56%
% of Shares - Existing Shareholder After Offering	76.19%	61.54%	51.61%	44.44%

Assuming the Issuer sells the entire offering of 10,000,000 common shares exclusive of those shares being registered for non affiliates of 1,487,000 common shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2015 would have been $ 4,999,776 or $.28 per share. This amount represents an immediate increase in the as adjusted net tangible book value of ..28 to our existing stockholders. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,487,000 shares of our common stock held by 38 (thirty-eight) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 31, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Nancy & Scott Little	125,000	125,000	0	0
Horace Thomas	40,000	40,000	0	0
Gordon R. Flewelling	150,000	150,000	0	0
MoMentum Energy LLC	25,000	25,000	0	0
Jim Muir	12,000	12,000	0	0
Robert Dodd	125,000	125,000	0	0
Richard Cadoret	25,000	25,000	0	0
Frank Commisso	100,000	100,000	0	0
Roger Bernard	12,500	12,500	0	0
John Stavinoha	20,000	20,000	0	0
Patrick Stavinoha	20,000	20,000	0	0
Les Andrews	25,000	25,000	0	0
Brian Levy	6,750	6,750	0	0
Bryan McLellan	20,000	20,000	0	0
Ann Schuetz	25,000	25,000	0	0
Karla Perrizo	80,000	80,000	0	0
Charles Stavinoha	25,000	25,000	0	0
Edward Makkreel	15,000	15,000	0	0
Steve Bowskill	105,000	105,000	0	0
Bonnie Fries	75,000	75,000	0	0
Thomas Calder	100,000	100,000	0	0
Stephen Belford,	30,000	30,000	0	0
Mark & Robin Thiodeau	25,000	25,000	0	0
Dan & Kristy Fraleigh	6,250	6,250	0	0
Robin Whale	25,000	25,000	0	0
Bryce Eagleson	25,000	25,000	0	0
Sophie Stavinoha	20,000	20,000	0	0
Sasha Lutz	25,000	25,000	0	0
Angela Hao	45,000	45,000	0	0
Jeff Schuetz	12,000	12,000	0	0
Susan McLellan	25,000	25,000	0	0
Nancy Kennedy	25,000	25,000	0	0
Annie LaLande	25,000	25,000	0	0
Ryan Combden	20,000	20,000	0	0
John Felatead	10,000	10,000	0	0
Terry Moore	12,500	12,500	0	0
Alain Lewand	10,000	10,000	0	0
Kurt C. Nichols	15,000	15,000	0	0

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 11,487,000 common shares.

We will sell the common shares ourselves as well as engage a broker dealer to sell our shares in which case we will pay be paying commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. We have not engaged a broker dealer as of the date of this filing, however, we will interview potential broker dealers and choose one as soon as practical once our S-1 becomes effective. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by the Company’s Officers, Huntley Andrews and Leon Caldwell, the Company’s Chief Executive Officer/President and Chief Financial Officer/Secretary, respectively. Our Officers will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by our Officers. Neither Mr. Andrews nor Mr. Caldwell is subject to a statutory disqualification and nor are they associated persons of a broker or dealer.

Additionally, Mr. Andrews and Mr. Caldwell primarily perform substantial duties on behalf of the registrant other than in connection with transactions in securities. Mr. Andrews and Mr. Caldwell have not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTC Electronic Bulletin Board Considerations

To be quoted on the OTC Electronic Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Electronic Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Electronic Bulletin Board. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, CA, IL, KY, LA, MT, NH, NY, PA, TN and VA

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Subscription Process

You may purchase shares by completing and manually executing a simple subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. A copy of the form of that subscription agreement is attached as an exhibit to our registration statement of which this Prospectus is a part. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

-	prospectus, with subscription agreement, is delivered by the Company to each offeree;
-	the subscription is completed by the offeree, and submitted with check back to the Company where the subscription and a copy of the check is faxed to counsel for review;
-	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
-	once approved by counsel, the subscription is accepted by our Chief Executive Officer, and the funds deposited into an account labeled: Company Name, Inc.. within four (4) days of acceptance;
-	subscriptions not accepted are returned with all funds sent with the subscription within three business days of the Company’s receipt of the subscription, without interest or deduction of any kind.

Funds will be deposited to the following:

Four Energies, Inc.

Wells Fargo Bank, N.A.

437 Madison Ave, New York, NY 10022

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $.001 par value per share. As of the date of this registration statement, there were 8,000,000 shares of common stock issued and outstanding held by 43 shareholders of which 6,513,000 common shares were held by our executive officers.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

The Company is not authorized to issue any other equity securities other than the afore-described common stock.

Preferred Stock

The articles of incorporation of the Company do not provide for the issuance of any other class of stock.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 8,000,000 shares of our common stock. Of these shares, only the 1,487,000 to be registered in this offering will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The remaining 6,513,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Implication of the Applicability of Rule 144

Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, which would equal approximately shares, based on the number of shares of our common stock outstanding as of August 1, 2015 (8,000,000), and assuming the 10,000,000 shares being registered in the Primary Offering are sold; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to July 31, 2015 included in this prospectus have been audited by Rick Toussaint MBA CPA who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. There have not been any changes in or disagreements with this firm on accounting and financial disclosure or any other matter.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt Road, Suite 201, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

DESCRIPTION OF BUSINESS OPERATIONS

The Company was incorporated under the laws of the State of Wyoming on June 10, 2015. We are a developmental stage company principally involved in the business of oil & gas recovery, development, and sale. Since inception, we have generated an accumulated deficit in the amount $8,224.

Industry Overview

Oil is the world economy’s most important source of energy and is therefore critical to economic growth. Its value is driven by demand for refined petroleum products, particularly in the transportation sector. In total, the world consumes nearly 90 million barrels of oil per day (See generally BP Statistical Review of World Energy, June 2013. One barrel equals 42 U.S. gallons). Petroleum products power virtually all motor vehicles, aircraft, marine vessels, and trains around the globe. In total, products derived from oil, such as motor gasoline, jet fuel, diesel fuel, and heating oil, supply 33% of all the energy consumed by households, businesses, and manufacturers worldwide.1 By way of comparison, natural gas and coal supply 22% and 28%, respectively, of the world’s energy needs.2

  The growing demand for oil, large number of mature wells and increasing imports in Asia-Pacific region is expected to be a major driver for the enhanced oil recovery market. The enhanced oil recovery market is expected to grow 400 Billion at a healthy growth rate of 18.2% between 2014 and 2019. The market for chemical enhanced oil recovery technology is estimated to be one of the fastest growing markets for enhanced oil recovery from 2014 to 2019.

Market Opportunity

Beginning in the second half of 2008, the United States and other industrialized countries experienced a significant economic slowdown, which led to a substantial decline in worldwide energy demand. While oil prices have generally increased since the second quarter of 2009, the demand for oil remains mixed in foreign markets, especially in China, and the outlook and timing for a worldwide economic recovery remains uncertain for the foreseeable future and the timing of a recovery in worldwide demand for energy to pre-2008 levels is difficult to predict.

As a result, it is likely that commodity prices will continue to be volatile in 2014 and 2015. Sustained periods of low prices for oil could materially and adversely affect our financial position, our results of operations, the quantities of oil reserves that we can economically produce and our access to capital. Significant factors that may impact future commodity prices include the political and economic developments currently impacting North Africa and the Middle East in general, the extent to which members of the Organization of Petroleum Exporting Countries and other oil exporting nations are able to continue to manage oil supply through export quotas, and the overall North American oil and natural gas supply fundamentals.

An increase in new technology — significantly better computer-aided geologic modeling and major advances in drilling, particularly through the advent of horizontal drilling and further enhanced secondary recovery techniques — during the past ten years has changed the landscape of the U.S. petroleum and crude oil production industry.

Growth Strategy

Although we intend to initially rework the 35 wells considered viable at Wichita Falls, Texas, once production commences, we will eventually begin to see declines in the natural pressure of oil recovery. Once a substantial decline in the pressure drops sufficiently to minimize oil recovery, the Company will endeavor to increase pressure using Enhanced Oil Recovery techniques. Such techniques may include a method restore reservoir pressure via a technique known as water-flooding. Once that has been fully effected, production, once again, will begin to decline. As initial reservoir pressures are depleted, oil production from a given well or formation decreases. Once production declines below what is necessary to operate profitability, then the Company will adhere to the standards for plugging each well that is determined unprofitable. Our future growth will depend on our ability to continue adding reserves in excess of our production.

Since we plan to focus primarily on re-working existing wells on our current leaseholds we expect to add reserves through improving the economics of producing oil through acquisitions of additional proved or probable reserves. We expect that acquisition opportunities may come from our personnel efforts and also from unrelated third parties. Our ability to add reserves through exploitation projects and acquisitions is dependent upon many factors, including our ability to raise capital, obtain regulatory approvals, procure contract drilling rigs and personnel, and successfully identify and close acquisitions.

Competition

We operate in a highly competitive environment for acquiring properties and securing trained personnel. Many of our competitors possess and employ financial resources substantially greater than ours, which can be particularly important in the areas in which we operate. Some of our competitors may also possess greater technical and personnel resources than us. As a result, our competitors may be able to pay more for productive oil properties and exploratory prospects, as well as evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our ability to acquire additional properties and to acquire and develop reserves will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, there is substantial competition for capital available for investment in the oil and natural gas industry.

We are also affected by competition for drilling rigs, completion rigs and the availability of related equipment and services. In recent years, the United States onshore oil and natural gas industry has experienced shortages of drilling and completion rigs, equipment, pipe and personnel, which have delayed development drilling and other exploitation activities and caused significant increases in the prices for this equipment and personnel. We are unable to predict when, or if, such shortages may occur or how they would affect our development and exploitation programs.

Research & Development

Research to date consist of locating our current leaseholds and the potential productivity of 35 of the 43 wells on one of the leaseholds, namely, the Fowlkes Station Project in Wichita Falls, Texas. The Company is not engaged in any additional or active research and development efforts. For the Company to research, to develop, or take advantage of new technologies, significant investment is required to develop and maintain an up-to-date understanding of industry trends, which management is currently unwilling to allocate resources towards and feels is not necessary to effectuate its current business plan.

Intellectual Property

The Company currently holds no patents, trademarks, or trade secrets.

Government Regulation

Our operations are subject to stringent and complex federal, state, tribal and local laws and regulations governing environmental protection as well as the discharge of materials into the environment. These laws and regulations may, among other things (i) require the acquisition of permits to conduct exploration, drilling and production operations; (ii) govern the types, quantities and concentration of various substances that can be released into the environment or injected into formations in connection with oil drilling and production activities; (iii) restrict the way we handle or dispose of our wastes; (iv) limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; (v) require investigatory and remedial measures to mitigate pollution from former and ongoing operations, such as requirements to close pits and plug abandoned wells; and (vi) impose obligations to reclaim and abandon well sites. Any failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of corrective or remedial obligations and the issuance of orders enjoining performance of some or all of our operations.

These laws and regulations may also restrict the rate of production below the rate that would otherwise be possible. The regulatory burden on the oil and natural gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, the U.S. Congress and federal and state agencies frequently revise environmental laws and regulations, and any changes that result in more stringent and costly waste handling, storage, transport, drilling, disposal and remediation requirements for the oil and natural gas industry could have a significant impact on our operating costs.

The clear trend in environmental regulation is to place more restrictions and limitations on activities that may affect the environment, and thus any changes in environmental laws and regulations or re-interpretation of enforcement policies that result in more stringent and costly waste handling, storage, transport, drilling, disposal, or remediation requirements could have a material adverse effect on our financial position and results of operations. We may be unable to pass on such increased compliance costs to our customers. Moreover, accidental releases or spills may occur in the course of our operations, and we cannot assure you that we will not incur significant costs and liabilities as a result of such releases or spills, including any third-party claims for damage to property, natural resources or persons. While we believe that we are in substantial compliance with existing environmental laws and regulations and that continued compliance with existing requirements will not materially affect us, we can provide no assurance that we will not incur substantial costs in the future related to revised or additional environmental regulations that could have a material adverse effect on our business, financial condition and results of operations.

The following is a summary of the more significant existing environmental, health and safety laws and regulations to which our business operations are subject and for which compliance may have a material adverse impact on our capital expenditures, results of operations or financial position.

Hazardous Substances and Waste

The federal Resource Conservation and Recovery Act, as amended, or RCRA, and comparable state statutes and their respective implementing regulations, regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous and non-hazardous wastes. Under the auspices of the EPA most states administer some or all of the provisions of

RCRA, sometimes in conjunction with their own, more stringent requirements. Federal and state regulatory agencies can seek to impose administrative, civil and criminal penalties for alleged non-compliance with RCRA and analogous state requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of oil, if properly handled, are exempt from regulation as hazardous waste under Subtitle C of RCRA. These wastes, instead, are regulated under RCRA’s less stringent solid waste provisions, state laws or other federal laws. However, it is possible that certain oil exploration, development and production wastes now classified as non-hazardous could be classified as hazardous wastes in the future. Any such change could result in an increase in our costs to manage and dispose of wastes, which could have a material adverse effect on our results of operations and financial position.

The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or CERCLA, also known as the Superfund law, and comparable state laws impose liability, without regard to fault or legality of conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the current and past owner or operator of the site where the release occurred and entities that disposed or arranged for the disposal of a hazardous substance released at the site. Under CERCLA, such persons may be subject to joint and several, strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to public health or the environment and to seek to recover from responsible classes of persons the costs they incur. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances or other pollutants released into the environment. We generate materials in the course of our operations that may be regulated as hazardous substances under CERCLA.

We currently own, lease, or operate numerous properties that have been used for oil and/or natural gas exploration, production and processing for many years. Although we believe that we have utilized operating and waste disposal practices that were standard in the industry at the time, hazardous substances, wastes, or hydrocarbons may have been released on, under or from the properties owned, leased or operated by us, or on, under or from other locations, including off-site locations, where such substances have been taken for disposal. In addition, some of our properties have been operated by third parties or by previous owners or operators whose treatment and disposal or release of hazardous substances, wastes, or hydrocarbons was not under our control. These properties and the substances disposed or released on, under or from them may be subject to CERCLA, RCRA, and analogous state laws. Under such laws, we could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators), to clean up contaminated property (including contaminated groundwater) and to perform remedial operations to prevent future contamination.

Water Discharges

The federal Water Pollution Control Act, as amended, or the Clean Water Act, and analogous state laws, impose restrictions and strict controls regarding the discharge of pollutants, including oil and hazardous substances, into state waters and federal navigable waters. The discharge of pollutants into federal or state waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state or tribal agency that has been delegated authority for the program by the EPA. Federal, state and tribal regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations. SPCC plan requirements imposed under the Clean Water Act require appropriate containment berms and similar structures to help prevent the contamination of navigable waters in the event of a hydrocarbon tank spill, rupture or leak. In addition, the Clean Water Act and analogous state laws require individual permits or coverage under general permits for discharges of storm water runoff from certain types of facilities.

The Oil Pollution Act of 1990, as amended, or the OPA, amends the Clean Water Act and establishes strict liability for owners and operators of facilities that are the site of a release of oil into waters of the United States. The OPA and its associated regulations impose a variety of requirements on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. A “responsible party” under the OPA includes owners and operators of certain onshore facilities from which a release may affect waters of the United States.

The Safe Drinking Water Act, as amended, or the SDWA, and analogous state laws impose requirements relating to our underground injection activities. Under these laws, the EPA and state environmental agencies have adopted regulations relating to permitting, testing, monitoring, record-keeping and reporting of injection well activities, as well as prohibitions against the migration of injected fluids into underground sources of drinking water. We currently own and operate a number of injection wells, used primarily for reinjection of produced waters that are subject to SDWA requirements.

Air Emissions

The federal Clean Air Act, as amended, and comparable state laws regulate emissions of various air pollutants through air emissions standards, construction and operating permitting programs and the imposition of other compliance requirements. These laws and regulations may require us to obtain pre-approval for the construction or modification of certain projects or facilities expected to produce or significantly increase air emissions, obtain and strictly comply with stringent air permit requirements or utilize specific equipment or technologies to control emissions. The need to obtain permits has the potential to delay the development of our projects.

While we may be required to incur certain capital expenditures in the next few years for air pollution control equipment or other air emissions-related issues, we do not believe that such requirements will have a material adverse effect on our operations. For example, on April 17, 2012, the EPA approved final regulations under the Clean Air Act that, among other things, require additional emissions controls for natural gas and natural gas liquids production, including New Source Performance Standards to address emissions of sulfur dioxide and volatile organic compounds, or VOCs, and a separate set of emission standards to address hazardous air pollutants frequently associated with such production activities. These regulations also establish specific new requirements regarding emissions from dehydrators, storage tanks and other production equipment. Compliance with these requirements could increase our costs of development and production, though we do not expect these requirements to be any more burdensome to us than to other similarly situated companies involved in oil and natural gas exploration and production activities.

National Environmental Policy Act

Oil exploration, development and production activities on federal lands are subject to the National Environmental Policy Act, as amended, or NEPA. NEPA requires federal agencies, including the Department of Interior, to evaluate major agency actions having the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an environmental assessment that analyses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed environmental impact statement that may be made available for public review and comment. Currently, we have no exploration and production activities on federal lands. However, for future or proposed exploration and development plans on federal lands, governmental permits or authorizations that are subject to the requirements of NEPA may be required. This process has the potential to delay the development of oil projects.

Endangered Species Act

The federal Endangered Species Act, as amended, or ESA, may restricts activities that may affect endangered or threatened species. Federal agencies are required to ensure that any action authorized, funded or carried out by them is not likely to jeopardize the continued existence of listed species or modify their critical habitat. While our facilities are located in areas that are not currently designated as habitat for endangered or threatened species, the designation of previously unidentified endangered or threatened species habitats could cause us to incur additional costs or become subject to operating restrictions or bans in the affected areas. Moreover, as a result of a settlement approved by the U.S. District Court for the District of Columbia on September 9, 2011, the U.S. Fish and Wildlife Service is required to consider listing more than 250 species as endangered under the Endangered Species Act over a period of six years. The designation of previously unprotected species in areas where we operate as threatened or endangered could cause us to incur increased costs arising from species protection measures or could result in limitations on our exploration and production activities that could have an adverse impact on our ability to develop and produce our reserves.

OSHA

We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, or OSHA, and comparable state statutes whose purpose is to protect the health and safety of workers. In addition, the OSHA hazard communication standard, the Emergency Planning and Community Right to Know Act and implementing regulations, and similar state statutes and regulations require that we organize and/or disclose information about hazardous materials used or produced in our operations and that this information be provided to employees, state and local governmental authorities and citizens. We believe that we are in substantial compliance with all applicable laws and regulations relating to worker health and safety.

Other Regulation of the Oil and Natural Gas Industry

General

Various aspects of our oil and natural gas operations are subject to extensive and frequently changing regulation as the activities of the oil and natural gas industry often are reviewed by legislators and regulators. Numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding upon the oil and natural gas industry and its individual members.

The Federal Energy Regulatory Commission, or FERC, regulates interstate natural gas transportation rates, and terms and conditions of transportation service, which affects the marketing of the natural gas we produce, as well as the prices we receive for sales of our natural gas. FERC regulates interstate oil pipelines under the provisions of the Interstate Commerce Act, or ICA, as in effect in 1977 when ICA jurisdiction over oil pipelines was transferred to FERC, and the Energy Policy Act of 1992, or the EPAct 1992. FERC is also authorized to prevent and sanction market manipulation in natural gas markets under the Energy Policy Act of 2005. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act, which removed all remaining price and non-price controls affecting wellhead sales of natural gas, effective January 1, 1993. While sales by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at uncontrolled market prices, Congress could reenact price controls in the future.

In addition, the Federal Trade Commission, or FTC, and the CFTC hold statutory authority to prevent market manipulation in oil and energy futures markets, respectively. Together with FERC, these agencies have imposed broad rules and regulations prohibiting fraud and manipulation in oil and gas markets and energy futures markets. We are also subject to various reporting requirements that are designed to facilitate transparency and prevent market manipulation. Failure to comply with such market rules, regulations and requirements could have a material adverse effect on our business, results of operations, and financial condition.

Oil and NGLs Transportation Rates

Our sales of crude oil, condensate and NGLs are not currently regulated and are transacted at market prices. In a number of instances, however, the ability to transport and sell such products is dependent on pipelines whose rates, terms and conditions of service are subject to FERC jurisdiction under the ICA and EPAct 1992. The price we receive from the sale of oil and NGLs is affected by the cost of transporting those products to market. Interstate transportation rates for oil, natural gas liquids, and other products are regulated by the FERC, and in general, these rates must be cost-based or based on rates in effect in 1992, although FERC has established an indexing system for such transportation which allows such pipelines to take an annual inflation-based rate increase. Shippers may, however, contest rates that do not reflect costs of service. FERC has also established market-based rates and settlement rates as alternative forms of ratemaking in certain circumstances.

Employees

As of July 31, 2015, we had 2 employees, consisting of our CEO and CFO. Mr. Huntley Andrews is a citizen of Canada and currently resides outside Toronto, Ontario Canada and Leon Caldwell is currently located in Los Angeles area of California U.S.A. None of these employees are represented by labor unions or covered by any collective bargaining agreement. We believe that relations with our executives are satisfactory. Together our officers spend approximately eighty hours a month to the affairs of the Company.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal offices are located at 401 Congress Ave., #1540, Austin, TX 78701 USA. This is a virtual office and as funds are raised from this offering the Company will obtain an office presence as needed for its operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Name	Position
Huntley Andrews	Chief Executive Officer & President
Leon Caldwell	Chief Financial Officer & Secretary

Huntley Andrews, Chief Executive Officer

Huntley Andrews is the Company’s Chief Executive Officer. From 2004 to present, Mr. Andrews, has established himself first in Alberta Canada, and soon expanded into Texas with privately owned assets (2007) where the opportunities offered higher return on investment potential.  Mr. Andrew is responsible for the daily operations of the Company.  He will oversee the leadership and implementation of the strategic direction of the corporate affairs and assets of Four Energies to increasing values. Mr. Huntley will continue in his capacity as Chief Executive Officer and President at least until the next annual meeting of shareholders of the Company, which will be held within six months of our fiscal year end, December 31st.

Leon Caldwell, Chief Financial Officer, Secretary and Treasurer

LEON M. CALDWELL is an inactive CPA. At age 66 he has extensive experience as a financial executive commencing with Arthur Anderson & Co. from 1970 to 1973, served as the assistant to the Treasurer at Daylin Inc. from 1973 to 1976, acted as a financial consultant from 1977 to 1985, became the Chief Financial Officer for Southern California Consultants, Inc.; from 1985 to 1991, served as President of Consulting Services, Inc., from 1991 to 1999, acted as Vice-President and Chief Financial Officer for Peck/Jones Construction Corp., a general contractor, from 1999 to 2002, was the CFO for Ecuity, Inc., from 2003 to 2005 and was the temporary Controller of Selling Source, Inc., from January 2006 to November 2006. He is the currently a consultant to various public and private companies. Mr. Caldwell received his Bachelor degree in Business Administration from the University of California at Long Beach.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officers and directors for all services rendered in all capacities to our company for the period ending July 31, 2015.

Huntley Andrews $0

Leon Caldwell $0

Since inception, through the period ending July 31, 2015 we have not paid any compensation to our executives.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives at the discretion of the Board of Directors.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 401 Congress Avenue, Suite 1540

Austin, Texas 78701.

Name	Number of Shares of Common stock	Percentage
Huntley Andrews, CEO	5,688,000	71.10%
Leon Caldwell, CFO	825,000	10.31%
All executive officers and directors as a group [2 persons]	6,513,000	81.41%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 8,000,000 shares of common stock outstanding as of the effective date of this registration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Huntley Andrews and Leon Caldwell. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Mr. Huntley beneficially owns 5,688,000 common shares and Leon Caldwell beneficially owns 825,000 common shares which were issued as part of a common share for common share exchange for the assignment of the four Leasehold interests at Wichita Falls, TX held in the wholly owned subsidiary of the Company, Xon Energy Resources, Inc.

Advances from Related Parties

As of July 31, 2015 Mr. Andrews has made a loan in the amount of $3,224 to the Company for its incorporation expenses, which includes its wholly owned subsidiary Xon Energy Resources, Inc.

Related Party Leases

There are no related party leases between the Company or any related party.

THE FOUR ENERGIES, INC.

FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 10, 2015 (INCEPTION)

TO JULY 31, 2015

THE FOUR ENERGIES INC.

FINANCIAL STATEMENTS

For the period ended July 31, 2015

 REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

The Four Energies, Inc.

We have audited the accompanying balance sheet of The Four Energies, Inc. (“the Company”) as of July 31, 2015 and the related statements of operations, changes in stockholder's deficit and cash flows for the period from June 10, 2015 (Inception) through July 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Four Energies, Inc. as of July 31, 2015 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not established any source of revenue to cover its operating costs and has a working capital deficit. As of July 31, 2015 the Company does not have sufficient cash resources to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ K. Brice Toussaint

K. Brice Toussaint

Dallas, TX

October 1, 2015

THE FOUR ENERGIES INC. AND SUBSIDIARY

BALANCE SHEET

as of

ASSETS	July 31, 2015
$
Current Assets:
Cash	200

Total Current Assets	200

Plant, Property & Equipment
Probable Oil Property	8,000

TOTAL ASSETS	8,200

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts Payable	5,000
Loan from Shareholder	3,424

Total Current Liabilities	8,424
Total Liabilities	8,424

Stockholders’ Equity
Common Stock, Par Value $0.001, 100,000,000 Authorized, 8,000,000 Issued & Outstanding	8,000
Paid In Capital	-
Prior Accumulated Retained Earnings	-
Current net profit (loss)	(8,224)
Less: Dividends	-

Total Shareholders’ Equity	(224)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	8,200

The accompanying notes are an integral part of these financial statements.

THE FOUR ENERGIES, INC. AND SUBSIDIARY

STATEMENT OF INCOME

FROM THE PERIOD JUNE 10, 2015 (INCEPTION) TO July 31, 2015

2015
$

EXPENSES	-

General & Administrative:-
Legal & Accounting	7,500
Miscellaneous	724
Total General & Administrative	8,224

Total Selling, General & Administrative	8,224

Total Expenses	8,224

Operating Income	(8,224)

Income (Loss) Before Taxes	(8,224)

Net Income (Loss)	(8,224)

The accompanying notes are an integral part of these financial statements.

THE FOUR ENERGIES INC. AND SUBSIDIARY

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of June 10, 2015 (inception) to July 31, 2015

				Earnings Deficit
	Common Stock		Additional Paid In Capital	Accumulated During Startup	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, June 10, 2015 (Inception)	-	0
Issuance of Common Stock $0.001 Par Value	8,000,000	8,000		0	8,000
Additional Paid In Capital Net Income (Loss)	-			(8,224)	(8,224)

Ending Balance, July 31, 2015	-	8,000	0	(8,224)	(224)

The accompanying notes are an integral part of these financial statements.

THE FOUR ENERGIES INC. AND SUBSIDIARY

STATEMENT OF CASH FLOWS

FROM THE PERIOD JUNE 10, 2015 (INCEPTION) TO JULY 31, 2015

From June 10, 2015 (Inception) to July 31, 2015
$
Cash Flows from Operating Activities

Net loss	(8,224)

Changes in operating assets and liabilities:	5,000

Net cash used in operating activities	(3,224)

Cash Flows from Financing Activities
Proceeds from Shareholder Loan	3,424
Net Cash Flows From Financing Activities	3,424
Net Increase In Cash	200

Cash – Beginning	-
Cash – Ending	200

The accompanying notes are an integral part of these financial statements.

THE FOUR ENERGIES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

The Four Energies, Inc. is a Wyoming corporation (the “Company”), incorporated under the laws of the State of Wyoming on June 10, 2015. The business plan of the Company is to capture and increase the value of oil and gas reserves that we previously discovered in key regions throughout North America.

Basis of Presentation

The Company maintains its accounting records on an accrual basis in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

These financial statements are presented in US dollars.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of July 31, 2015, the Company has a loss from operations of $8,224 and has earned no revenues since inception and has a working capital deficit of $8,224. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2015.

The Company is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash and cash equivalents

Cash and equivalents include investments with initial maturities of three months or less. The Company maintains its cash balances at credit-worthy financial institutions that are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000.

Property, Plant and Equipment

The Company does not own any property, plant and equipment.

Accounts payable and accrued expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Earnings per share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at July 31, 2015, the Company had no potentially dilutive shares.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

- Level 1: Quoted prices in active markets for identical instruments;

- Level 2: Other significant observable inputs (including quoted prices in active markets for similar instruments);

- Level 3: Significant unobservable inputs (including assumptions in determining the fair value of certain investments).

Contingent Liability

Where contingent milestone payments are due to third parties the milestone payment obligations are expensed when the milestone results are achieved.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Recently Issued Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASUE 2014-10"). The guidance is intended to reduce the overall cost and complexity associated with financial reporting for development stage entities without reducing the availability of relevant information. The Board also believes the changes will simplify the consolidation accounting guidance by removing the differential accounting requirements for development stage entities. As a result of these changes, there no longer will be any accounting or reporting differences in GAAP between development stage entities and other operating entities. For organizations defined as public business entities the presentation and disclosure requirements in Topic 915 will no longer be required starting with the first annual period beginning after December 15, 2014, including interim periods therein. Early application is permitted for any annual reporting period or interim period for which the entity's financial statements have not yet been issued (public business entities) or made available for issuance (other entities). The Company has elected to adopt this guidance as of June 10, 2015.

Share based payments

The Company accounts for the issuance of equity instruments to acquire goods and/or services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more readily determinable. The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of standards issued by the FASB. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

NOTE 3 – RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

During the period ended July 31, 2015, the Company has elected to early adopt Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

NOTE 4 – LOAN FROM RELATED PARTY

July 31
2015
$

Loans from related parties	3,424

The above loan is unsecured, bears no interest and has no set terms of repayment. This loan is repayable on demand.

NOTE 5 – STOCKHOLDER’S DEFICIT

Common Stock

On July 21, 2015 Xon Energy Resources, Inc., a Texas Corporation entered into an asset purchase agreement with Xon Resources USA, LLC, a Delaware LLC for the purchase of 4 leasehold interests of oil and gas leases in Wichita Falls, Texas. On July 22 the Company issued 8,000,000 shares of its common stock in exchange for all the issued and outstanding shares of Xon Energy Resources, Inc., that resulted in Xon Energy Resources, Inc., becoming a wholly owned subsidiary of the Company.

NOTE 6 – INCOME TAXES

The provision (benefit) for income taxes for the period ended July 31, 2015 was as follows (assuming a 15% effective tax rate):
July 31
2015
$

Current Tax Provision
Federal-
Taxable income	(8,224)
Total current tax provision	(8,224)
-

Deferred Tax Provision
Federal-
Loss carry forwards	(8,224)
Change in valuation allowance	(8,224)
Total deferred tax provision	-

The Company had deferred income tax assets as of July 31, 2015 as follows:

Loss carry forwards	8,224
Less - Valuation allowance	(8,224)
-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended July 31, 2015 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of July 31, 2015, the Company had approximately $8,224 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2034.

The Company did not identify any material uncertain tax positions. The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

NOTE 7 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties :

Huntley Andrews Chief Executive Officer

Leon Caldwell Chief Financial Officer

The following transactions were carried out with related parties:

July 31
2015
$
Balance sheet:

Loan from related party - Officer and Director	3,424

From time to time, the director and stockholder of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

On May 4, 2015, the Company entered into an agreement with Securities Compliance Group (“SCG”). Under the agreement, SCG agreed to provide to the Company attorney services to assist the Company with its initial public offering for cash and common shares to be issued at a future date.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no additional material subsequent events to report.

NOTE 10 – PLANT, PROPERTY, EQUIPMENT

The Company's wholly owned subsidiary, Xon Energy Resources, Inc., a Texas corporation, currently holds the leasehold interests for approximately 213 acres in Wichita Falls, Texas (commonly referred to a Fowlkes Station) that contains 35 existing oil wells.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Since inception, we have not generated any revenue against expenses of ($8,224) for a net loss of ($8,224). All expenditures to date are expenses related to the organization of the Company and his offering. We have generated an accumulated deficit of ($8,224) from inception through July 31, 2015.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

1)	Rework for the 35 wells existing on three of the four current Company leases (6-12mos).

Each well is projected to cost between $10,000 to $20,000 (depending on the condition of each well) to rework the casings, piping and purchase pump jack for the designated 35 wells that have been determined to be viable.

Estimated cost: The company is allocating $750,000 from the proceeds of this offering, however, costs may ultimately be as low as $500,000.

2)	Administration of Personnel and Operations

Salaries, general, and overhead expenses related to maintaining the rework operations of the Fowlkes Station project for the first year are projected to be as minimal as prudently possible.

Estimated costs of Rework: $500,000 to $750,000.

Salaries, office, travel and other overhead: Ranging from $220,000 to $390,000.

We are highly dependent on the success of this offering to execute upon this proposed plan of operations. If we are unable to raise sufficient funds through this offering or obtain alternate financing in lieu of funds raised through this offering, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Results of Operations

Our cash balance is $200 as of the period ending July 31, 2015 with $8,424 in liabilities of which $3,424 are advances by Mr. Andrews and $5,000 due as professional fees to our attorneys. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. In order to implement our plan of operations for the next twelve month period, we require a minimum of $500,000 of funding from this offering. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

We incurred organization expenses of $8,224 of which $7,500 is for the organization of The Four Energies, Inc., and $724 which represents the Texas statutory fling fees. This constitutes an aggregate organizational costs of $8,224. The maximum aggregate amount of this offering will be required to fully implement our business plan. To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully recover oil we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Purchase and Sale of Equipment

We presently own no equipment. The leasehold interests we hold currently has varying equipment that is available for use as part of the Lease Terms. This amounts to existing battery tanks, lines for oil transfer and road improvements The amounts raised in this offering will be used to purchase additional equipment necessary to effectuate the business plan.

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We have ($8,224) in losses from organization of our Company and subsidiary and have been expensed in our financial statements.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2015. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of July 31, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $500,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have no revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Liquidity

As for July 31, 2015, our liquidity consisted solely of $200 cash balance in our bank account.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

Up to a Maximum of 11,487,000 Common Shares

at $0.50 per Common Share

Prospectus

The Four Energies, Inc.

October 1, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$667
EDGAR/Printing Expenses	$2,000
Auditor Fees and Expenses	$2,500
Legal Fees and Expenses	$12,500
Transfer Agent Fees	$1,250
TOTAL	$18,917

 The organization cost were all expensed in the period presented. Prior to the Company bank account being opened. Our Chief Executive Officer advanced $4,674 for legal and auditor fees associated with this offering through the date of filing including organizational and developmental costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Wyoming Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Wyoming law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Wyoming law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Wyoming law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On July 22 the Company issued 8,000,000 shares of its common stock in exchange for all the issued and outstanding shares of Xon Energy Resources, Inc., that resulted in Xon Energy Resources, Inc., becoming a wholly owned subsidiary of the Company.

Item 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed herewith)
5.1	Opinion re: Legality and Consent of Counsel (filed herewith)
10.1	Asset Purchase Agreement between Xon Energy Resources, Inc. and Xon Resources USA, LLC. (filed herewith)
10.2	Common share exchange agreement between the Registrant and Xon Energy Resources, Inc. (filed herewith)
10.3	Assignment of leases from Xon Resources USA, LLC to Xon Energy Resources, Inc. (filed herewith)
23.1	Consent of auditor (filed herewith)

Item 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Wheaton, Illinois on October 1, 2015

The Four Energies, Inc.

By:	/s/ Huntley Andrews
Name:	Huntley Andrews
Title:	Chief Executive Officer and President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Huntey Andrews
Huntley Andrews	Chief Executive Officer and President	October 1 , 2015